Exhibit 24



                       POWER OF ATTORNEY


      Each of the undersigned directors and officers of Scott's Liquid Gold-Inc. (the "Company") hereby authorizes Mark E. Goldstein, Carolyn J. Anderson and Barry Shepard, and each of them, as their true and lawful attorneys-in-fact and agents (1) to sign in the name of each such person and file with the Securities and Exchange Commission a Registration Statement on an appropriate form, and any and all amendments (including post-effective amendments) to such Registration Statement, for the registration under the Securities Act of 1933, as amended, of options and shares of the Common Stock of the Company granted or issuable under the Company's 1998 Stock Option Plan and any other securities of the Company which the Company's Board of Directors authorizes to be included in such Registration Statement; and (2) to take any and all actions necessary or required in connection with such Registration Statement and amendments to comply with the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Signature                         Title                                   Date


Jerome J. Goldstein       Director and Chairman of the Board    November 9, 1998

Mark E. Goldstein         Director, President and               November 9, 1998
                          Chief Executive Officer

Carolyn J. Anderson       Director, Executive Vice President    November 9, 1998
                          Chief Operating Officer and
                          Corporate Secretary

Barry Shepard             Director, Treasurer and Chief         November 9, 1998
                          Financial Officer

Dennis H. Field           Director                              November 9, 1998


James F. Keane            Director                              November 9, 1998


Michael J. Sheets         Director                              November 9, 1998